UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2010

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2010, FMC Technologies, Inc. announced the appointment of John T. Gremp as President and Chief Operating Officer effective April 1, 2010, as approved by the Board of Directors. Mr. Gremp’s responsibilities will include the Business Development, Information Technologies, Industry Relations and Security functions for the Corporation. Prior to this appointment, Mr. Gremp served as Executive Vice President, Energy Systems since 2007, responsible for all of the businesses of the Energy Production and Energy Processing segments. From 2004, Mr. Gremp served as Vice President of Energy Production, an appointment he received after serving as General Manager of Energy Production.

A press release issued by FMC Technologies, Inc. on March 22, 2010, announcing Mr. Gremp’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1	Press release issued by FMC Technologies, Inc. dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

By:	/s/ William H. Schumann, III
William H. Schumann, III
Executive Vice President, Chief Financial Officer and Treasurer

Dated: March 23, 2010